Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Separation Agreement”) is made by and between Weave Communications, Inc. (“Company”) and Marty Smuin (“Employee”).

WHEREAS, Company and Employee entered into an Employment Agreement dated October 30, 2021
(the “Employment Agreement”) and now wish to enter into a Separation Agreement that will supersede the terms of the Employment Agreement; and
WHEREAS, Company and Employee anticipate that Employee’s employment with Company shall cease on June 1, 2022; and
WHEREAS, Company, though not obligated to do so, desires to provide transition assistance to Employee;
NOW THEREFORE, in consideration of the mutual promises made herein, and pursuant to the desire to resolve any issues arising out of the employment relationship of the parties, the Company and Employee (collectively “the Parties”) hereby agree as follows:
1.Cessation of Employment. In consideration for entering into this Separation Agreement and provided Employee complies with the terms and conditions of this Separation Agreement, complies with all Company policies and procedures, and remains in good standing with the Company, the Employee’s anticipated separation date (the “Separation Date”) with the Company will be June 1, 2022 and from the date of this Separation Agreement through the Separation Date, Employee will remain a Company employee and the Company will continue to pay his base salary, Employee will continue to vest in the Option (as defined below) in accordance with its terms, and the Company will continue to provide Employee with Company-sponsored benefits. Notwithstanding the foregoing, Employee understands that his employment remains at-will.
2.Consideration, Severance and Benefits. In consideration of, and contingent upon (i) Employee’s execution of and compliance with this Separation Agreement, and (ii) Employee’s execution and non-revocation of the Supplemental Release referenced in paragraph 8 below, the Company will agree to the following:

a.Despite no requirement to provide for severance pay, the Company agrees to pay the Employee severance pay in the amount of $294,840.00, an amount equal to twelve (12) months of his annual salary, less all applicable tax withholding. Payment shall be made in twelve equal installment payments as part of the Company’s regular payroll process and on scheduled pay days beginning after both the Effective Date and the Separation Date through June 30, 2023.

b.Company agrees to reimburse Employee for COBRA premiums for such coverage (at the coverage levels in effect immediately prior to the Separation Date) for twelve months (July 2022 until June 2023), with benefits ending June 30, 2023.

c.Employee acknowledges these payments and promises as good, sufficient and valuable consideration for the promises, releases, and waivers contained in this Agreement. Employee agrees that he is not otherwise entitled to this consideration and that this consideration is good, sufficient and valuable consideration for Employee’s promises herein, and is accepted as the full and final resolution of all matters related to his employment, or termination of such employment, with the Company.
3.Equity. Employee acknowledges and agrees that, on October 24, 2018, Company granted Employee an option to purchase 738,000 shares of the Company’s Common Stock, and, on March 11, 2019, Company granted Employee an option to purchase 13,064 shares of the Company’s Common Stock, and, on December 23, 2020, Company granted Employee an option to purchase 28,000 shares of the Company’s Common Stock (together, the “Option”) pursuant to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). Employee also acknowledges and agrees that on November 12, 2021, Company granted Employee sixty-nine thousand six hundred thirty-five (69,635) Restricted Stock Units of the Company’s Common Stock (the “RSU Award”) pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). Employee further acknowledges and agrees that (a) as of April 20, 2022, Employee is vested in one hundred eighty-five thousand two hundred twenty-four (185,224) outstanding shares subject to the Option; and vested in zero (0) shares of the RSU Award; and (b) as of the anticipated Separation Date of June 1, 2022 and subject to Employee’s continuous service with the Company through such anticipated Separation Date, Employee will be vested in one hundred eighty-six thousand three hundred ninety (186,390) outstanding shares subject to the Option and vested in zero (0) shares of the RSU Award. To the extent Employee’s service with Company terminates on an earlier date, Employee will only vest in the Option through such actual termination date. The Option and any such vested shares acquired pursuant to the exercise of the Option will remain subject to the terms and conditions of the Stock Option Agreement, the applicable Exercise Notice the 2015 Plan and 2021 Plan (collectively, the “Equity Documents”), including the termination provisions set forth therein. Further, Employee acknowledges and agrees that, other than the vested portion of the Option described in this section, Employee does not have any right, title, claim or interest in or to any other Company securities, including, without limitation, any shares of the Company’s capital stock or any other options or other rights to purchase or receive shares of the Company’s capital stock.
4.Confidential Information. Employee shall continue to maintain the confidentiality of all confidential, trade secret, and proprietary information of the Company, which duty continues into the future. Employee shall return to the Company all Company property and confidential and proprietary information in his possession. No payments or benefits under this agreement will be due or made until all equipment and company property has been returned or paid for by Employee. This agreement does not affect, modify, or terminate any continuing obligations Employee may have under other agreements with Company or applicable law related to the protection of good will, inventions, and intellectual property of the Company, including the Confidential Information and Invention Assignment Agreement dated October 30, 2021 (the “CIIAA”).

5.Payment of Salary. Employee acknowledges and represents that the Company has paid all wages and benefits due to them as of the date of this Agreement.
6.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to him by the Company, including all obligations set forth in the Employment Agreement. Employee, on behalf of himself and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company, any of its parent corporations, sister corporations and subsidiaries, affiliates, operating units, officers, directors, employees and former employees, investors, shareholders, administrators, partners, divisions, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning, any and all claims, demands, actions, judgments, orders, duties, obligations, causes of action, damages, liabilities, costs expenses of any kind, and liability of any kind or nature, whether in law or equity, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from or related to his employment with Company or the cessation of employment with Company, that have occurred up until and including the Effective Date of this Agreement, including, without limitation, the following:
d.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
e.any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of the Employment Agreement; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
f.any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical leave Act, the Lilly Ledbetter Fair Pay Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the Utah Anti-discrimination Act, the Utah Payment of Wages Act, and any other state or federal statutory acts;
g.any and all claims for violation of the federal, or any state, constitution;
h.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
i.any and all claims for attorneys' fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Employee further agrees to forego any and all potential remedies or damages that may be obtained against the Company by any governmental agency related to Employee’s employment with Company. This release does not extend to any obligations incurred under this Agreement.
Nothing in this Agreement is intended to nor will be used in any way to limit Employee’s communications with any government agency, as provided for, protected under, or warranted by applicable law, including, but not limited to, filing a charge or participating in an investigation before any government agency, the United States Securities and Exchange Commission, the Equal Employment Opportunity Commission, any other federal, state, or local agency, or the National Labor Relations Board. By signing this Agreement, however, Employee agrees to waive the right to receive future monetary recovery from the Company, including any potential payments that result from any complaints or charges that Employee or any other employee files with any governmental agency or that are filed on Employee’s behalf.
7.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which he was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has had at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement to revoke the Agreement; and (d) this Agreement shall not be effective until the seven-day revocation period has expired.
8.Conditions to Receipt of Severance.
j.Supplemental Release of Claims Agreement. The receipt of any severance payments or benefits pursuant to Section 2 of this Separation Agreement is subject to Employee signing and not revoking a supplemental agreement and release of claims in a form attached hereto as Attachment A (the “Supplemental Release), which must become effective no later than the thirtieth (30th) day following the Separation Date (the “Supplemental Release Deadline”), and if not, Employee will forfeit any right to severance payments or benefits under this Agreement. To become effective, the Supplemental Release must be timely executed by Employee following the Separation Date and any revocation periods (as required by statute, regulation, or otherwise) must have expired with Employee having not revoked the Supplemental Release. In addition, in no event will severance payments or benefits be paid or provided until the Supplemental Release actually becomes effective.
k.Confidentiality Agreement. Employee’s receipt of any payments or benefits pursuant to Section 2 of this Separation Agreement is subject to Employee’s continuing to comply with the terms of the CIIAA and Section 4 herein.

9.No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein, and further represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
10.No Cooperation. Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees he will not misuse any equipment or accounts related to the business. Any inappropriate use of equipment, systems, or confidential information of the company or related to the Company will result in a breach of this agreement obligating the Employee to return any consideration paid or provided. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.
11.Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or from any tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, assigns, clients, or customers. Company agrees to direct its management personnel to refrain from any defamation, libel or slander of Employee. Nothing in this section shall prohibit either party from providing truthful information as required by law in a legal proceeding or a government investigation. A breach of this non-disparagement provision is a material breach of this Agreement and will entitle the non-breaching party, in addition to any other remedies available to them, to recover liquidated damages in the amount of $5,000 for each occurrence of a breach.
12.Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.
13.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
14.No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15.Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
16.Entire Agreement. Except as otherwise noted herein, this Agreement, the CIIAA, and the Equity Documents represent the entire agreement and understanding between the Company and Employee concerning his separation from the Company, and supersede and replace any and all prior agreements and understandings concerning his relationship with the Company and their compensation by the Company, including but not limited to the Employment Agreement, except as to any applicable agreements specifically exempted herein.
17.No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.
18.Governing Law. This Agreement shall be governed by the laws of the State of Utah.
19.Attorney Fees. Should an action be brought to enforce the terms of this agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in prosecuting the action.
20.Effective Date. The Effective Date, as used in this agreement, is defined as the eighth day after Employee signs this agreement, and the agreement is signed by the Company. So long as the Company signs the agreement within the eight-day waiting period between the signature of Employee and the Effective Date, the Effective Date will be on the eighth day.
21.Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
22.Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that they have read this Agreement, have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel, understand the terms and consequences of this Agreement and of the releases it contains, and are fully aware of the legal and binding effect of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Employee:

Signature: /s/ Marty Smuin

Printed Name: Marty Smuin

Date: 4/20/2022

Company: Weave Communications, Inc.

Signature: /s/ Roy Banks

Printed Name: Roy Banks

Date: 4/20/2022

ATTACHMENT A

SUPPLEMENTAL SEPARATION AGREEMENT AND RELEASE OF CLAIMS

June 1, 2022

This Supplemental Separation Agreement and Release (“Supplemental Release”) is made by and between Weave Communications, Inc. (“Company”) and Marty Smuin (“Employee”).
By signing below, as of the Separation Date, Employee reaffirms his agreement with all of the terms and conditions of the Separation Agreement and Release of Claims previously entered into between Weave Communications, Inc. (“Company”), a Delaware corporation, and Employee on April 20, 2022 (the “Separation Agreement”), a copy of which is attached hereto as Exhibit A. The Separation Agreement is hereby incorporated by reference into this Supplemental Release, and Employee reaffirms that he has complied with all of the terms of the Separation Agreement and that he will continue to do so.
BY SIGNING THIS SUPPLEMENTAL RELEASE, EMPLOYEE ACKNOWLEDGES AND CONFIRMS THAT:
1)EMPLOYEE HAS READ AND UNDERSTANDS THE SEPARATION AGREEMENT AND THE SUPPLEMENTAL RELEASE;
2)EMPLOYEE UNDERSTANDS AND ACKNOWLEDGES THAT HE IS GIVING UP IMPORTANT RIGHTS AND POSSIBLE LEGAL AND/OR ADMINISTRATIVE CLAIMS;
3)EMPLOYEE AGREES TO ALL THE TERMS AND CONDITIONS CONTAINED WITHIN THE SEPARATION AGREEMENT AND THE SUPPLEMENTAL RELEASE
4)EMPLOYEE IS AWARE OF HIS RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING THE SUPPLEMENTAL RELEASE, THE COMPANY HAS ADVISED EMPLOYEE THAT HE SHOULD DO SO, AND EMPLOYEE HAS HAD AN OPPORTUNITY TO DO SO;
5)EMPLOYEE HAS HAD AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THE SUPPLEMENTAL RELEASE;
6)EMPLOYEE HAS SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THE SUPPLEMENTAL RELEASE TO REVOKE THE SUPPLEMENTAL RELEASE;
7)THIS SUPPLEMENTAL RELEASE SHALL NOT BE EFFECTIVE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED; AND
8)EMPLOYEE HAS SIGNED THIS SUPPLEMENTAL RELEASE OF CLAIMS VOLUNTARILY WITH FULL APPRECIATION THAT AT NO TIME IN THE FUTURE MAY HE PURSUE ANY OF THE RIGHTS EMPLOYEE HAS WAIVED IN THE SEPARATION AGREEMENT AND SUPPLEMENTAL RELEASE.

[Signature Page Follows]

The Parties have each executed the Supplemental Release on the dates indicated below.

Employee:

Signature: /s/ Marty Smuin

Printed Name: Marty Smuin

Date: 4/20/2022

Company: Weave Communications, Inc.

Signature: /s/ Roy Banks

Printed Name: Roy Banks

Date: 4/20/2022